FS Energy & Power Fund 8-K

Exhibit 99.1

FS Energy & Power Fund

Transition plan designed to deliver a multi-faceted approach for shareholder liquidity

Executive Summary

The Board of Trustees (the “Board”) of FS Energy & Power Fund (the “Fund” or “FSEP”) approved a change in the Fund's name, investment objectives and investment strategy as part of a plan to transition the Fund’s investment strategy from investing primarily in private U.S. energy and power companies to a diversified credit strategy investing across private and public credit in a broader set of industries, sectors and subsectors.

The transition to a diversified credit strategy is designed to help enhance the return to shareholders, maximize the Fund’s long-term liquidity options, accelerate the timeline to a liquidity event and reduce the volatility associated with a single sector-focused strategy.

The Fund will be renamed FS Specialty Lending Fund to align with the transition to a diversified credit strategy. The effective date of the new name and investment strategy will be 60 days after we send our shareholders a regulatory notice regarding the change. We expect the effective date to occur in the third quarter of 2023.

FS/EIG Advisor, LLC (the “Advisor”) will continue to manage the Fund under the new investment strategy. We expect investment professionals from FS Investments, including Andrew Beckman, Head of Liquid Credit & Special Situations at FS Investments, will supplement the Advisor’s investment management resources to assist in the transition and management of the diversified credit portfolio.

We currently expect to target a liquidity event within three years of the effective date of the investment strategy change, subject to the pace of the portfolio rotation, Fund performance, market conditions and the best interest of shareholders. A liquidity event could include a merger, sale of the portfolio, a listing of the Fund’s common shares on a national securities exchange or other transaction as approved by the Board.

We believe transitioning the portfolio to be at or near the metrics highlighted below will better position the Fund for a long-term liquidity event that maximizes shareholder value.

•	Growing the Fund’s net investment income to sustain a targeted annualized distribution rate of approximately 9.0% or an applicable rate that is competitive in the market at the time based on the Fund’s then-current net asset value (compared to approximately 3.0% in 2022).
•	Reducing energy holdings to be approximately 20% or less of the portfolio’s fair value.
•	Increasing income-accruing investments to approximately 90% of the portfolio’s fair value compared to 76.6% as of March 31, 2023.

Enhanced quarterly distributions

To demonstrate a meaningful and tangible step towards providing shareholders with liquidity in the near- and medium-term, we expect the Fund to provide enhanced quarterly distributions to shareholders commencing in the third quarter of 2023 until the achievement of a long-term liquidity event.

We expect a portion of the distributions will represent a return of investor capital, helping to accelerate liquidity for shareholders in the near-term. The Fund’s net asset value is reduced in equal proportion to the percentage of distributions funded through a return of capital. We also expect the Fund’s distribution reinvestment plan (DRP) will be suspended in advance of paying any enhanced distributions to ensure that all shareholders receive such distributions in cash.

Targeted enhanced distribution schedule[1]
	Q3 2023	Q4 2023	2024	2025	2026
Annualized distribution rate[2]	7.5%	7.5%	10.0%	12.5%	15.0%[3]
Hypothetical account with a current value of $100,000[4]
Cash distributions for the period	$1,875	$1,860	$9,810	$11,890	$13,750
Cumulative cash distributions	$1,875	$3,735	$13,545	$25,435	$39,185
1.	There can be no assurance that the Fund will be able to make these distributions or achieve these results. Distributions are subject to Board approval, market conditions and legal restrictions.
2.	Annualized as a percentage of the estimated net asset value (NAV) at the time of declaration.
3.	The payment of enhanced distributions is expected to be capped at an annualized rate of 15% of the Fund’s then-current net asset value beyond 2026 until the achievement of a long-term liquidity event.
4.	For illustrative purposes only. The hypothetical example assumes the Fund’s NAV is unchanged during the transition period aside from the payment of the enhanced distributions, with a portion of the distributions representing a return of capital. The actual distributions are subject to Board approval, changes in the Fund’s NAV, the performance of the underlying portfolio companies, the pace of the portfolio transition and the Fund’s access to new borrowing facilities, among other factors.

Strategic rationale

1.	Why transition FSEP’s investment strategy to a diversified credit strategy?
•	The primary goal of transitioning to a diversified credit strategy is to maximize the Fund’s near-, medium- and long-term liquidity options. To demonstrate a meaningful and tangible step towards providing shareholders with liquidity in the near- to medium-term, we expect the Fund to provide enhanced distributions to shareholders (See #4 below).

The enhanced distribution schedule is designed to meaningfully increase the return to shareholders during the transition process. Furthermore, since we expect a portion of the enhanced distributions will be funded through a return of capital, which would reduce the Fund’s total assets under management, the graduating schedule further aligns the interests of shareholders and the Advisor to seek to achieve a long-term liquidity event that maximizes shareholder value within the targeted three-year timeframe.

•	We believe transitioning to a diversified credit strategy will help maximize long-term liquidity options by:
‒	Diversifying the portfolio to appeal to a broader audience: Investor demand for energy-focused strategies has generally declined since FSEP’s launch in 2011 driven by the volatility associated with commodity cycles, a changing regulatory environment, climate change concerns and general competition for capital from other sectors. The result is a more limited investor base for energy-specific investments. We believe the flexibility to invest in private and public credit markets across the capital structure, industries, sectors and subsectors is critical to enhancing shareholder returns, reducing exposure to commodity price volatility and building a portfolio that may appeal to a broader set of investors.
‒	Optimizing borrowings: FSEP has historically used leverage (borrowings) to enhance the return of FSEP’s investment portfolio. Many traditional lenders, such as banks and insurance companies, have eliminated or curtailed their lending to the energy sector or significantly increased the cost of borrowing due to many of the reasons noted above. We believe the transition to a diversified credit strategy may broaden the amount and type of financing options available to the Fund, reduce the cost of borrowing, accelerate the turnover of FSEP’s portfolio by growing the size of the portfolio and reducing the portfolio’s concentration of equity holdings and sustain a higher annualized distribution rate for shareholders.
‒	Increasing the Fund’s distribution yield: The transition plan has been structured to enhance the Fund’s portfolio yield and ultimately seek to reach our targeted annualized distribution rate of approximately 9.0% based on the Fund’s NAV. We expect the combination of rotating the portfolio, optimizing the Fund’s borrowings and reducing the Fund’s exposure to energy and non-income-producing assets may help grow the income generated by the portfolio at an accelerated pace compared to the current investment strategy.
2.	How will the investment portfolio change over time?
•	The transition to a diversified credit strategy will offer a wider range of options to pursue the Fund’s investment objectives across a broader set of industries, sectors and subsectors.
•	The Fund will have greater flexibility to invest across the private and public credit markets in secured and unsecured floating and fixed rate loans, bonds and other types of credit investments and, to a lesser extent, equity securities.
•	We believe the enhanced flexibility will allow the Advisor to adjust asset and sector allocations as economic and credit conditions change, providing the opportunity for greater risk-adjusted returns for shareholders.

•	The Fund’s allocation to energy investments is expected to decline over time through the natural course of maturities, repayments and sales activity and by growing the total size of the portfolio through new leverage facilities.
•	We believe the change in the investment strategy will also help mitigate the volatility of the commodity cycle and, in turn, lower the volatility in the Fund’s NAV over the long-term.
3.	What will be the investment objectives of the new investment strategy?
•	The Fund will seek to generate current income and, to a lesser extent, long-term capital appreciation.
4.	What are enhanced distributions and when will they be paid to shareholders?
•	To demonstrate a meaningful and tangible step towards providing shareholders with liquidity in the near- to medium-term, we expect the Fund to provide enhanced distributions to shareholders.
•	The enhanced distributions are expected to be paid quarterly commencing in the third quarter of 2023 and increase until the achievement of a long-term liquidity event, subject to an annualized cap of 15% of the Fund’s then-current net asset value beyond 2026 until a long-term liquidity event.
‒	We expect a portion of the distributions will represent a return of investor capital, helping to accelerate liquidity for shareholders in the near-term.
‒	The cumulative projected distributions to be paid during the transition period are expected to represent a material portion of the current value of an investor’s shares.
‒	Assuming a liquidity event occurs by the end of 2025, the cumulative enhanced distributions are projected to total approximately 25% of current shareholder value.
‒	Assuming a liquidity event occurs by the end of 2026, the cumulative enhanced distributions are projected to total approximately 40% of current shareholder value.
‒	If a liquidity event does not occur by the end of 2026, shareholders are expected to receive distributions at a maximum annualized rate of 15% annually thereafter until a long-term liquidity event.
•	We expect the Fund’s DRP will be suspended in advance of the payment of any enhanced distributions to ensure that all shareholders receive such distributions in cash.
•	The enhanced distribution schedule is designed to meaningfully increase the return to shareholders during the transition process. Furthermore, since we expect a portion of the enhanced distributions will be funded through a return of capital, which would reduce the Fund’s total assets under management, the graduating schedule further aligns the interests of shareholders and the Advisor to seek to achieve a long-term liquidity event that maximizes shareholder value within the targeted three-year timeframe.

Targeted enhanced distribution schedule[1]
	Q3 2023	Q4 2023	2024	2025	2026
Annualized distribution rate[2]	7.5%	7.5%	10.0%	12.5%	15.0%[3]
Hypothetical account with a current value of $100,000[4]
Cash distributions for the period	$1,875	$1,860	$9,810	$11,890	$13,750
Cumulative cash distributions	$1,875	$3,735	$13,545	$25,435	$39,185
1.	There can be no assurance that the Fund will be able to make these distributions or achieve these results. Distributions are subject to Board approval, market conditions and legal restrictions.
2.	Annualized as a percentage of the estimated NAV at the time of declaration.
3.	The payment of enhanced distributions is expected to be capped at an annualized rate of 15% of the Fund’s then-current NAV beyond 2026 until the achievement of a long-term liquidity event.
4.	For illustrative purposes only. The hypothetical example assumes the Fund’s NAV is unchanged during the transition period aside from the payment of the enhanced distributions, with a portion of the distributions representing a return of capital. The actual distributions are subject to Board approval, changes in the Fund’s NAV, the performance of the underlying portfolio companies, the pace of the portfolio transition and the Fund’s access to new borrowing facilities, among other factors.

5.	How were the enhanced distribution rates determined?
•	The distribution rates were determined based on the expected pace of portfolio turnover, the timing and anticipated cost of adding new borrowing facilities and the expected performance of underlying portfolio companies, among other factors.
6.	Do shareholders need to take any action to receive the enhanced distributions?
•	We expect the Fund’s DRP will be suspended in advance of paying any enhanced distributions to ensure that all shareholders receive such distributions in cash.
•	For accounts where the Fund’s shares are held with a custodian, the payment will be sent to the custodian of record.
•	Registered shareholders will receive a check to the address of record or may add bank account instructions to their account by completing the Account Maintenance Form located on the FS Investments website (click here to download).
7.	What are the potential options for long-term liquidity?
•	We currently expect to target a liquidity event within three years of the effective date of the investment strategy change, subject to the pace of the portfolio rotation, Fund performance, market conditions and the best interests of shareholders.
•	A liquidity event could include a merger, sale of the portfolio, listing of the Fund’s common shares on a national securities exchange or other transaction as approved by the Board.
•	Based on current market conditions, we believe transitioning the portfolio to be at or near the metrics highlighted below will better position the Fund for a long-term liquidity event that maximizes shareholder value.
‒	Growing the Fund’s net investment income to sustain a targeted annualized distribution rate of approximately 9.0% or an applicable rate that is competitive in the market at the time, based on the Fund’s then-current net asset value (compared to approximately 3.0% in 2022).
‒	Reducing energy holdings to be approximately 20% or less of the portfolio’s fair value.
‒	Increasing income-accruing investments to approximately 90% of the portfolio’s fair value compared to 76.6% as of March 31, 2023.
8.	Will there be any changes to the Advisor?
•	We expect to enhance our existing investment team with diversified credit-focused investment professionals to implement the new strategy, including Andrew Beckman, who currently manages a credit-focused closed-end fund, a private equity style draw down fund and CLO vehicles and serves as the Head of Liquid Credit & Special Situations at FS Investments.
9.	How will the new investments be selected for the Fund?
•	We expect to enhance our existing investment team with diversified credit-focused investment professionals to implement the new strategy. Investments in diversified credit will be selected by the diversified credit-focused specialists on the Advisor’s investment committee.

Portfolio transition

10.	What key factors will determine the timing of the portfolio rotation?
•	We expect the transition to a diversified credit strategy to accelerate over time. The pace of the rotation is dependent upon a number of factors, including the turnover of concentrated illiquid energy investments, performance of underlying portfolio companies, high yield and energy market conditions, the Fund’s access to borrowings and the amount and pace of the payment of enhanced distributions to shareholders, among others.

•	The timeline below highlights our expectations for noteworthy events during the transition period.
‒	Near-term: The change in investment strategy will become effective following a 60-day notice period to shareholders. During the notice period, we expect to begin transitioning the Fund’s portfolio holdings away from investments in the energy sector, while remaining in compliance with the Fund’s current investment strategy which permits the Fund to invest up to 20% of its assets in non-energy related investments.

During this time, the Fund intends to seek permission from the U.S. Securities and Exchange Commission (SEC) to co-invest with FS Credit Opportunities Corp. (NYSE: FSCO) and FS Tactical Opportunities Fund, affiliates of FS Investments and currently managed by Andrew Beckman, in directly originated credit opportunities. We expect the ability to co-invest with FSCO will help accelerate the transition of the portfolio.

‒	Medium term: We expect the portfolio transition to accelerate following the notice period and the receipt of exemptive relief to co-invest with the Fund’s affiliates, which is subject to SEC approval. We intend to opportunistically sell liquid energy investments, take advantage of the natural turnover of the existing portfolio, and add new leverage facilities to help facilitate the portfolio transition. We believe these steps should allow the Fund to meaningfully increase its allocation to diversified credit assets over the next 12-18 months.
‒	Long term: As the transition to a diversified credit strategy continues, we expect to further optimize the Fund’s borrowings, grow the Fund’s allocations to diversified credit and exit the Fund’s holdings in illiquid energy equity investments in advance of a liquidity event for shareholders.
11.	Why not liquidate the portfolio and return all capital to shareholders?
•	Approximately 26% of the portfolio’s fair value was comprised of highly illiquid common equity and other investments as of March 31, 2023, with the majority of those investments comprised of restructured equity positions. Since equity securities do not have a maturity date like debt instruments, the timing of a sale or exit is highly dependent on market conditions, the performance of the underlying portfolio companies and investor demand for energy assets.
•	In fact, the Fund’s two largest positions, which represented 23.7% of the portfolio’s fair value as of March 31, 2023, are equity investments where a near-term sale or exit is unlikely. Based on a range of potential outcomes, a sale or exit of these investments may extend beyond 2026. Furthermore, a forced sale of the equity investments in the near-term would likely result in the Fund realizing significant losses given the size of the investments relative to the broader portfolio.
•	In addition, there is no active secondary market for the Fund’s private, directly originated debt investments. We expect to exit these investments at maturity/refinancing or seek to selectively sell these investments as market conditions and investor demand warrants.
•	Given the illiquid nature of the portfolio, the uncertain timeline for exiting the illiquid equity investments and the material percentage of the portfolio that they represent, we believe the transition to a diversified credit strategy will accelerate the timing of a long-term liquidity event that maximizes shareholder value compared to a liquidation of the portfolio.
•	Furthermore, reinvesting capital received from the repayments and sales of existing investments as well as investing the proceeds from additional leverage into diversified credit assets, is expected to accelerate the reduction in the Fund’s energy investments.

12.	What percent of the portfolio do you anticipate will be in energy holdings?
•	We believe energy holdings will need to be reduced to 20% or less of the portfolio’s fair value to maximize the Fund’s long-term liquidity options for shareholders.
•	Following the transition period, we would expect energy holdings to comprise a decreasing size of the portfolio’s fair value over time and will not be a core focus of the strategy.

Distributions

13.	Will FSEP continue to pay quarterly distributions?
•	We expect the Board to declare distributions on a quarterly basis during the transition period based on the targeted enhanced distribution schedule. There can be no assurance that the Fund will be able to make these distributions or achieve these results. Distributions are subject to Board approval, market conditions and legal restrictions.
•	In connection with or following a liquidity event, we expect the Board and Advisor will evaluate the Fund’s distribution rate taking into account the Fund’s portfolio yield, the underlying performance of the portfolio companies and the dividend yields of competitor funds with similar strategies and investment objectives as the Fund, among other considerations.
14.	Why will the distribution reinvestment plan be suspended during the transition period?
•	We recognize shareholder desire for liquidity of their investment in the Fund. Suspending the DRP ensures that all shareholders will receive future distributions in cash.
•	We expect a portion of the distributions will represent a return of investor capital, helping to accelerate liquidity for shareholders in the near-term.
•	The cumulative projected distributions to be paid during the transition period are expected to represent a material portion of the current shareholder value.
‒	Assuming a liquidity event occurs by the end of 2025, the cumulative enhanced distributions are projected to total approximately 25% of the current shareholder value.
‒	Assuming a liquidity event occurs by the end of 2026, the cumulative enhanced distributions are projected to total approximately 40% of the current shareholder value.
‒	If a liquidity event does not occur by the end of 2026, shareholders are expected to receive distributions at a maximum rate of 15% annually thereafter until a long-term liquidity event occurs.

Tax and other considerations

15.	Will the payment of the enhanced distributions be a taxable event for shareholders?
•	Distributions are generally subject to federal income tax and may also be subject to state or local taxes.
•	Distributions in excess of the Fund’s current and accumulated earnings and profits are treated as a tax-free return of capital to the extent of a shareholder’s basis in the Fund shares and generally as capital gain thereafter.
•	A return of capital reduces the cost basis in the Fund shares, reducing any loss or increasing any gain on a subsequent taxable disposition of the Fund shares.
•	Shareholders should consult with their financial and tax advisors to best understand their individual tax considerations.
16.	Where can I find additional resources?
•	Visit FSEP’s resource page at https://fsinvestments.com/resources/fs-energy-power-fund-update/

Contacts

Advisors and SHAREHOLDERs

877-628-8575

Media (FS Investments)

Melanie Hemmert, media@fsinvestments.com, 215-309-6843

RISK FACTORS

An investment in the common shares of FSEP involves a high degree of risk and may be considered speculative. The following are some of the risks an investment in our common shares involves; however, you should carefully consider all of the information found in Item 1A of our annual report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission.

•	Because there is no public trading market for our common shares and we are not obligated to effectuate a liquidity event by a specified date, it will be difficult for you to sell your common shares. If you are able to sell your common shares before we complete a liquidity event, it is likely that you will receive less than what you paid for them. Our share repurchase program contains numerous restrictions. In addition, we have currently suspended our share repurchase program. If we conduct quarterly tender offers for our common shares in the future, only a limited number of our common shares will be eligible for repurchase. We may suspend or terminate the share repurchase program at any time.
•	Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to shareholders through distributions will be distributed after payment of fees and expenses.
•	We invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid.
•	Our current investment policy is to invest, under normal circumstances, at least 80% of our total assets in securities of energy and power companies. The revenues, income (or losses) and valuations of energy and power companies can fluctuate suddenly and dramatically due to a number of environmental, regulatory, political and general market risks, which have historically impacted our financial performance, including our net asset value per share, and may continue to in the future.
•	An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies.
•	Investing in middle market companies involves a number of significant risks, any one of which could have a material adverse effect on our operating results.
•	A lack of liquidity in certain of our investments may adversely affect our business. We may be unable to sell our investments at favorable prices or at all.
•	We are subject to financial market risks, including changes in interest rates, which may have a substantial negative impact on our investments.
•	We may borrow funds to make investments, which increases the volatility of our investments and may increase the risks of investing in our securities.
•	FSEP is a long-term investment for persons of adequate financial means who have no need for liquidity in their investment. To invest in FSEP, an investor must have either
1)	a net worth of at least $70,000 and an annual gross income of at least $70,000, or
2)	a net worth of at least $250,000. Some states, such as Kansas, impose higher suitability standards.
•	Portions of our distributions to shareholders were funded from the reimbursement of certain expenses, including through the offset of certain investment advisory fees, that are subject to repayment to our affiliate, FS Investments, and our future distributions may be funded from such offsets and reimbursements. Significant portions of these distributions may not be based on our investment performance, and such offsets and reimbursements by FS Investments may not continue in the future. If FS Investments had not agreed to reimburse certain of our expenses, including through the offset of certain advisory fees, significant portions of these distributions would have come from offering proceeds or borrowings. The repayment of amounts owed to FS Investments will reduce the future distributions to which you would otherwise be entitled.
•	The global outbreak of COVID-19 (commonly known as the coronavirus) has caused volatility, severe market dislocations and liquidity constraints in many markets, including securities we hold, and has adversely affected our investments and operations. Such impacts may continue to adversely affect us, the performance of our investments and an investment in us.
•	We expect that the recent market conditions may have a lasting and, in some instances, permanent impact on some of our portfolio companies as they struggle to meet covenant obligations and face insolvency in future periods. Poor performance or insolvency of our portfolio companies could have a material adverse impact on our financial condition and results of operations.

CAUTIONARY STATEMENT FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Fund, the transition in investment policy, anticipated distribution rates, portfolio rotation, borrowings and liquidity events. Words such as “intends,” “will,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geo-political risks, risks associated with possible disruption to the Fund’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Fund’s operating area, unexpected costs, the ability of the Fund to (i) transition to a diversified credit strategy within anticipated timeframes or at all, (ii) pay the targeted distributions, (iii) obtain the applied-for exemptive relief, (iv) obtain leverage on terms satisfactory to the Fund and (v) achieve a liquidity event, and such other factors that are disclosed in the Fund’s filings with the Securities and Exchange Commission (the “SEC”). The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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